                                                                  Exhibit 2.06

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 23rd day of June, 1999, by and between Colorsmart.com, Inc., a Nevada corporation ("Colorsmart.com") and Donovan J. McNamee, Jr. and Pamela M. McNamee who are residents of Nashville, Tennessee (together, the "Shareholders").

                                    RECITALS:

            A. The Shareholders together own sixty (60) and forty (40) shares, respectively, which shares together comprise all of the issued and outstanding shares of capital stock of Display Arts, Inc., a Tennessee corporation ("Display Arts"), (collectively, the "Display Arts Stock");

            B. The Shareholders are directors and officers of Display Arts; and

            C. Colorsmart.com desires to purchase from the Shareholders, and the Shareholders desire to sell to Colorsmart.com, the Display Arts Stock under terms herein recited.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                           Sale of Display Arts Stock

      1.01 Sale and Transfer of Display Arts Stock. Subject to the terms and conditions of this Agreement, on the date of the Closing (as defined under Section 2.01 hereof) the Shareholders shall sell, and Colorsmart.com shall purchase, the Display Arts Stock free and clear of any liens or encumbrances.

      1.02 Consideration; Payment of Display Arts Closing Debts. At the Closing, Colorsmart.com shall pay to the Shareholders the sum of one million three hundred thousand dollars ($1,300,000), the "Tentative Purchase Price." Immediately following the Closing, the Shareholders shall deposit such sum into a bank account in the Shareholders' names over which the Shareholders alone have signature authority (the "Shareholders' Closing Account"), which account shall be utilized by the Shareholders for the sole purpose of paying off Display Arts' debts and obligations related to certain of Display Art's equipment leases and its bank loans (collectively, the "Display Arts Closing Debts") identified on the Display Arts Schedule attached hereto (the "Display Arts Schedule"), such payments to be accomplished in the manner provided under Section 2.02 hereof. The amount remaining in the Shareholders' Closing Account following payment of the Display Arts Closing Debts shall constitute the Shareholders' consideration for the Display Arts Stock (the "Final Purchase Price") and shall be the Shareholders' sole and exclusive property.

                                   ARTICLE II
                                     Closing

      2.01 Closing Date. The closing of the purchase and sale of the Display Arts Stock hereunder (the "Closing") shall be held at the offices of Display Arts' attorney, D. Jefferson Herring, at 12:00 noon on October 1, 1999, or at such other time and place upon which Colorsmart.com and the Shareholders may agree in writing (the "Closing Date"). The parties may by written agreement extend the Closing to a subsequent date and time.

      2.02 Delivery of Consideration and Payment of Display Arts Closing Debts.

            A. Payment of Tentative Purchase Price. At the Closing, provided all obligations hereunder imposed on each party have been fulfilled in all respects and provided all other conditions hereof have been met, the Shareholders shall deliver to Colorsmart.com the stock certificates representing the Display Arts Stock, duly endorsed for transfer with signatures guaranteed. Upon receipt of same, Colorsmart.com shall pay to the Shareholders the Tentative Purchase Price via wire transfer to a bank account in Nashville, Tennessee, designated by the Shareholders. The Closing shall not be considered to have been completed until such wire transfer has been received in such bank account.

            B. Shareholders' Closing Account and Payment of the Display Arts Closing Debts and Finalized Purchase Price. Immediately following the Closing, the Shareholders shall promptly make disbursements from the Shareholders' Closing Account to pay off all of the Display Arts Closing Debts. For the sole purpose of paying off the Display Arts Closing Debts and disbursing to themselves the Finalized Purchase Price, the Shareholders shall be agents of Colorsmart.com. The parties understand and agree that only the Display Arts Closing Debts shall be paid from the Shareholders' Closing Account and the Shareholders shall have no obligation whatsoever to pay any other debt, expense or obligation of Display Arts, except as may be otherwise herein provided. Promptly following payment of the Display Arts Closing Debts, the Shareholders shall disburse from the Shareholders' Closing Account the Finalized Purchase Price to the Shareholders and thereupon such account shall be closed and the bank statements and other records relating to such account shall be delivered to Colorsmart.com. Following the Closing, Colorsmart.com shall cause Display Arts to allow the Shareholders full access to the books and records of Display Arts in the event a disagreement arises between Display Arts or the Shareholders and a creditor of Display Arts with respect to payment of any of the Display Arts Closing Debts. Upon request by the Shareholders, Colorsmart.com shall further cause Display Arts to provide the Shareholders with photocopies of any of such books and records at Display Arts' sole expense. In the event of any such disagreement, the Shareholders shall be permitted to communicate directly with creditors and employ an attorney (at the Shareholders sole expense) to represent Display Arts in connection with such disagreement until the same has been resolved. The Shareholders shall hold Colorsmart.com and Display Arts harmless and indemnify such companies for any damages, costs and expenses, including reasonable attorneys' fees, with respect to the Shareholders' failure to pay in full any of the Display Arts Closing Debts.


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

      2.03 Public Offering; Colorsmart.com's Option to Terminate; Audit of Display Art's Books.

            A. Public Offering; Colorsmart.com's Option to Termination Agreement. A condition precedent to the parties consummating the Closing shall be the satisfactory completion by Colorsmart.com of an initial public offering of its common stock (the "IPO"). If, prior to or on the date set for the Closing, Colorsmart.com, in its sole judgment, determines that the IPO will not be accomplished, it shall promptly provide notice thereof to the Shareholders. This Agreement shall be rescinded as of the effective date of such notice from Colorsmart.com to the Shareholders and thereafter neither of the parties shall have any further obligation to the other party with the exception of the provisions hereunder concerning the return of confidential information and the ongoing obligations recited hereunder not to disclose such confidential information.

            B. Audit of Display Arts Books. In preparation for the IPO, Colorsmart.com has retained, at Colorsmart.com's sole expense, a certified public accounting firm (the "CPA Firm") to perform a certified audit of Display Art's books, records and financial statements for the periods required by rule 5 promulgated by the Securities and Exchange Commission (the "SEC"). The Shareholders shall have no liability to the CPA Firm for any of the costs associated with such audit.

            C. Termination of Agreement. Notwithstanding anything herein to the contrary, it is a material condition of this Agreement that unless the Closing occurs on or before 12:00 o'clock noon, October 1, 1999 (the "Termination Date"), this Agreement shall be rescinded in its entirety and thereafter each of the parties shall have no further obligation to the other party, including reimbursement of any expenses incurred by such other party in connection with this Agreement, with the exception of the provisions hereunder concerning the return of confidential information and the ongoing obligations recited hereunder imposed upon the parties not to disclose such confidential information. The parties may by written agreement extend the Termination Date. TIME IS OF THE ESSENCE WITH RESPECT TO THE PROVISIONS OF THIS SUBSECTION 2.03C.

            D. Property to be Distributed to the Shareholders: Shareholders' Personal Property. Listed on the Display Arts Schedule are items of personal property that shall be distributed to the Shareholders prior to the closing. Additionally, the Display Arts Schedule lists items of the Shareholders' personal property that will be removed from the Display Arts' business premises promptly following the Closing.

                                   ARTICLE III
               Representations and Warranties of The Shareholders

      Subject to and except for the information which is set forth in a list of exceptions, explanations and disclosures identified by the section in this Article to which they pertain, and contained in the schedule attached hereto (the "Display Arts Schedule"), the Shareholders, jointly and severally, represent and warrant to Colorsmart.com that:

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      3.01 Title to the Display Arts Stock. The Shareholders are the owners, beneficially and of record, of all of the outstanding shares of capital stock issued by Display Arts to be sold by the Shareholders hereunder, free and clear of any liens, encumbrances, security agreements, options, claims, charges or restrictions of any nature whatsoever. The Shareholders shall not vote to approve or take any actions to cause Display Arts to issue any additional shares of Display Arts stock or rights to acquire Display Arts stock from and after the date hereof.

      3.02 Authorization. The Shareholders have the full power and authority to execute and deliver this Agreement and to execute and deliver any and all other collateral agreements hereto and which are referred to as a part hereof. This Agreement constitutes the valid and binding obligation of the Shareholders, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity.

      3.03 Organization. Display Arts is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has full corporate power and authority to carry on its business as it is now being conducted. Display Arts is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or properties make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Display Arts.

      3.04 Capitalization. The authorized capital stock of Display Arts consists of one hundred (100) shares of Common Stock, all of which are issued and outstanding. All such outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable, and do not violate Display Arts' Articles of Incorporation or Bylaws or any agreement to which Display Arts is a party or by which it is bound. All such outstanding shares have been issued in accordance with all applicable state and federal securities laws. Except as set forth herein, there are no options, warrants, calls, rights, commitments or agreements of any character to which Display Arts is a party or by which it is bound obligating Display Arts to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating Display Arts to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      3.05 Display Arts Subsidiaries. Display Arts owns no shares of capital stock directly or indirectly, of any other corporation, partnership or joint venture interest.

      3.06 Validity of Agreement. The Shareholders have the power and authority to execute and deliver this Agreement. This Agreement constitutes the valid and binding obligation of the Shareholders, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity. The execution and delivery of this Agreement by the Shareholders, and the consummation of the transactions contemplated hereby, do not require the consent, approval or authorization of any person, public authority or other entity.

      3.07 Display Arts' Financial Statements. Attached hereto as a part of the Display Arts Schedule are true and correct copies of Display Arts' income statement and its balance sheet for its year ended December 31, 1997 and its income statement and balance sheet for its year ended December 31, 1998. Such statements are referred to collectively as the "Display Arts Financials" and the said balance sheets are together referred to as the "Display Arts Balance Sheets." To the Shareholders' knowledge, the Display Arts Financials:

            (i) in all material respects are in accordance with Display Arts' books and records; and

            (ii) in all material respects are prepared in accordance with generally accepted accounting principles and present fairly the financial position of Display Arts and the results of its operations as of the respective dates and for the periods indicated thereon except as otherwise stated in such financial statements

      The above representations concerning the Display Arts Financials are subject to the additional information provided in the attached Display Arts Schedule. At the date of the Display Arts Balance Sheets, to the Shareholder's knowledge Display Arts had no material liabilities or obligations, fixed, contingent or otherwise, not set forth on the Display Arts Financials or in the Display Arts Schedule. For purposes of this Agreement, "materiality" shall mean amounts in excess of fifteen thousand dollars ($15,000) either individually or in the aggregate.

      3.08 Events Since Date of Display Arts Balance Sheet. Since the date of the Display Arts Balance Sheet dated December 31, 1998, except as otherwise contemplated by this Agreement, or except as described in the Display Arts Schedule, Display Arts has conducted and its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

            (a) Display Arts has not sustained any damage, destruction or loss by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of any Material Contracts (defined under Section 3.15 hereof), governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, net worth, assets, properties or operations of Display Arts taken as a whole.

            (b) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of Display Arts which, in the aggregate, have had or may be reasonably expected to have (whether before or after the Closing
Date) a materially adverse effect on the condition (financial or otherwise), business, net, worth, assets, properties or operations of Display Arts as a whole.

            (c) Display Arts has not issued, or authorized for issuance, any equity security, bond, note or other security or granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

            (d) Display Arts has not incurred additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of business.

            (e) Display Arts has not declared or made any dividend, payment or other distribution on or with respect to any share of its capital stock.

            (f) Display Arts has not purchased, redeemed or otherwise acquired or committed itself to acquire for a consideration, directly or indirectly, any share or shares of its capital stock.

            (g) Display Arts has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

            (h) Display Arts has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor leased or licensed to others (including officers and directors), or agreed to lease or license, any asset or property.

            (i) Display Arts has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity.

            (j) Display Arts has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $10,000 nor waived any right of substantial value or canceled any debt or claim or voluntarily suffered any extraordinary loss.

            (k) Display Arts has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Right (as defined in Section 3.17 hereof).

            (l) Display Arts has not effected or agreed to any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

            (m) Display Arts has not effected or agreed to effect any change in its directors or executive management.

            (n) Display Arts has not effected or committed itself to effect any amendment or modification to its Articles of Incorporation or Bylaws.

      3.09 Properties. To the Shareholder's knowledge, in all material respects, the Display Arts Balance Sheets reflects all of the assets and properties, real and personal, used by Display Arts in its business or otherwise held by it, except for:

            (i) property acquired or disposed of in the ordinary and usual course of business since the date of such balance sheet.

      Except as set forth in the Display Arts Balance Sheets and the Display Arts Schedule, Display Arts has good and marketable title to all assets and properties listed on the Display Arts Balance Sheets and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet due and payable. All of the fixed assets and properties listed on the Display Arts Balance Sheets and thereafter acquired are in good operating condition and are free from any material defect.

      3.10 Accounts Receivable. All of the accounts receivable of Display Arts shown on the Display Arts Balance Sheets or thereafter acquired arose and are collectible in the ordinary and usual course of Display Arts business, subject to normal business risks of the non-collection of such accounts.

      3.11 Taxes. With the exception of its 1998 federal and State of Tennessee income tax returns which have been extended, Display Arts has duly filed with the appropriate United States, state, local and foreign governmental agencies, all tax returns and reports required to be filed and has paid in full all taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority at this time or has made adequate provision therefor on its books. Display Arts has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. Display Arts is not a party to any pending action or proceeding, nor, to the best of its knowledge, is any such action or proceeding threatened by any governmental authority for the assessment or collection of taxes, interest, penalties, assessments or deficiencies, and no claim for assessment or collection of taxes, interest, penalties, assessments or deficiencies has been asserted against it. No issue has been raised by any federal, state, local, or foreign taxing authority in connection with an audit or examination of Display Arts's tax returns, business or properties which has not been settled or resolved.

      3.12 Compensation. The Display Arts Schedule contains a full and complete list of all persons who served as directors, officers, employees or consultants of Display Arts at December 31, 1998, specifying their names and job designations, the annual compensation paid or payable to such persons and the basis of such compensation, whether fixed or commission or a combination thereof. Except as otherwise disclosed in the Display Arts Schedule, since December 31, 1998, there his been no material change in compensation or any commitment to materially change the compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any such director, officer, employee or consultant of Display Arts.

      3.13 Compliance with Law. Except for possible minor exceptions, the curing or non-curing of which would not have a material effect on the condition (financial or otherwise), business, net worth, assets, properties, or operations of Display Arts taken as a whole, the business of Display Arts has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the generality of the foregoing, all laws, regulations and orders relating to employment practices and procedures and the health and safety of employees. Display Arts has not received any notice of alleged violations of any of the foregoing.

      3.14 Litigation. Except as set forth in the Display Arts Schedule, there is no claim, dispute, action, proceeding, suit, appeal or investigation, at law or in equity, pending against Display Arts or involving any of its business or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the best knowledge of the Shareholders, none has been threatened. To the best knowledge of the Shareholders, there are no facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit, appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of Display Arts taken as a whole. Except as set forth in the Display Arts Schedule, Display Arts is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, or in default with respect to any notice, order, writ, injunction or decree.

      3.15 Material Contracts. The Display Arts Schedule contains a full and complete list (subject in the case of clause (i) below to the dollar amount indicated therein) of each partially or totally executory contract or agreement to which Display Arts is a party, or by which it is bound in any respect (the "Material Contracts"), including, without limitation, any and all:

            (i) contracts or agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies, or capital assets, or for the performance of services, in any case involving more than $10,000, except that such limitation as to dollar amount shall not apply as to any contracts or agreements covered by Section 3.24;

            (ii) contracts or agreements for the joint performance of work or services, and all other joint venture or teaming agreements;

            (iii) management or employment contracts, consulting contracts, collective bargaining contracts or termination and severance agreements;

            (iv) notes, mortgages, deeds of trues, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness;

            (v) pension, retirement, profit sharing, deferred compensation, bonus, incentive, life insurance, hospitalization, or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);

            (vi) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any shares of capital stock;

            (vii) contracts or agreements with agents, brokers, consignees, sales representatives or distributors;

            (viii) contracts or agreements with any director, officer, employee, consultant or shareholder;

            (ix) powers of attorney or singular authorizations granted to third parties; and

            (x) licenses, sublicenses, royalty agreements, and other contracts or agreements to which Display Arts is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights (as defined in Section 3.17 hereof).

      Except as stated in the Display Arts Schedule, Display Arts is not a party to, nor bound by, any contract or agreement which:

            (A) The Shareholders believe will result in any material loss upon the performance thereof (including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential, or down time charges), and

            (B) No party has raised any claim, dispute or controversy or withheld payments from Display Arts with respect to any of its contracts nor has Display Arts received notice or warning of alleged nonperformance, delay in delivery or other noncompliance with respect to the obligations of Display Arts under any of its contracts, nor are there any facts which exist indicating that any of such contracts may be totally or partially terminated or suspended by the other party thereto. Display Arts has not entered into any contract or agreement containing covenants limiting its right to compete in any business with any person. As used in this Agreement, the terms "contract" and "agreement" mean and include every contract, agreement and commitment whether written or oral.

      3.16 Leased Real Property. The Display Arts Schedule contains a full and complete list of all real property leased by Display Arts. Except as herein stated to the contrary, all such property is held under valid and enforceable leases, copies of which have been delivered to Colorsmart.com and as to which neither party to the lease is in material default. Display Arts does not own any real property in fee simple. To the best knowledge of the Shareholders, none of the operations of Display Arts on any of such real property, nor any improvement thereon, violate any applicable building code, zoning requirement, or pollution control ordinance or any other regulation or statute applicable to such real property. Display Arts is not the lessee under the lease for the premises at 1207 Faydur Court, Nashville, Tennessee identified on the Display Arts Schedule. Display Arts has assumed the obligations of the tenant under such lease, Donovan
J. McNamee, Jr. Subject to the landlord's consent, prior to the closing, Donovan
J. McNamee, Jr. shall assign his interest in such lease to Display Arts. If for any reason such assignment cannot be completed prior to the Closing, after the Closing Colorsmart.com shall cause Display Arts to fulfill all of the obligations of the tenant under such lease and Colorsmart.com shall hold Donovan
J. McNamee, Jr. harmless from and against any damages, costs and expenses, including reasonable attorney's fees, with respect thereto.

      3.17 Proprietary Rights. The Display Arts Schedule contains a full and complete list of all trademarks, trade names, service marks, and copyrights, or applications therefor, owned or used by Display Arts. Display Arts owns, or possesses adequate licenses or other rights to use, all trademarks, trademark applications, service marks, trade names, copyrights, inventions, drawings, computer software, designs, trade secrets, customer fists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") required for or incident to the operation, sale and use of all products and services sold or provided by Display Arts, free and clear of any right, lien, encumbrance or claim of others, including without limitation present or former employees of Display Arts or their former employers; provided, however, that the possibility exists that other persons, completely independent of Display Arts or its employees or agents, could have developed trade secrets, customer information or items of technical information similar or identical to that of Display Arts. The Shareholders are not aware of any such development by other persons of similar or identical trade secrets or technical information.

      3.18 Toxic Wastes; Employee Safety; Etc. To the Shareholders' best knowledge, Display Arts makes adequate provision for the control, removal, disposal and storage of all toxic wastes, if any, generated by its business operations. Display Arts is not presently in violation of any federal or state law, regulation, ordinance, or the like governing protection of the environment and human health and safety regarding toxic wastes. Display Arts is not presently in violation of any provision of OSHA or any regulation promulgated thereunder. No action, proceeding, claim, suit or the like is pending or has been threatened against by any government agency or any person with respect to toxic wastes, occupational health and safety or environmental damage, nor are the Shareholders aware of any potential claims concerning any such matters.

      3.19 Insurance. The Display Arts Schedule contains a full and complete list of all policies of insurance to which Display Arts is a party or is a beneficiary or named insured, and Display Arts has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. To the Shareholder's knowledge, all the insurable properties of Display Arts are insured in amounts and coverages and against risks and losses which are adequate and usual for similar properties and businesses.

      3.20 Bank Accounts. The Display Arts Schedule contains a full and complete list of all the bank accounts of Display Arts together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

      3.21 No Conflict. The execution and delivery of this Agreement by the Shareholders and the performance of their obligations hereunder:

            (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of its Articles of Incorporation or Bylaws, or any note, debt instrument, security agreement, lease, deed of trust or mortgage, or any other contract, agreement or commitment binding upon Display Arts or any of its assets or properties;

            (ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of its assets or properties; and

            (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Display Arts or any of its assets or properties.

      The Display Arts Schedule contains a full and complete list of all necessary consents, waivers and approvals of third parties required to be obtained by the Shareholders in connection with the execution and delivery of this Agreement by the Shareholders and the performance of their obligations hereunder.

      3.22 No Default. Display Arts has in all respects performed, or is now performing, the obligations of, and is not in material default (and would not by the lapse of time and/or the giving of notice be in material default) in respect of, any note, debt instrument, security agreement, option to purchase, lease, deed of trust or mortgage, or any other material contract, agreement or commitment binding upon it or its assets or properties. Each of the Material Contracts, agreements or other instruments described on the Display Arts
Schedule is a legal, binding, and enforceable obligation by or against it. To the best knowledge of the Shareholders, no party with whom Display Arts has an agreement or contract, which is of material importance to the condition (financial or otherwise), business, net worth, assets, properties, or operations of Display Arts taken as a whole, is in default thereunder or has breached any terms of provisions thereof in a material way.

      3.23 Certain Advances. There are no receivables of Display Arts owing by directors, officers, employees, consultants or its shareholders, or owing by any affiliate of any director or officer of Display Arts, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses.

      3.24 Related Parties. No officer or director of Display Arts, or any affiliate of any such person, has, either directly or indirectly:

            (i) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells products or services which are similar to those furnished or sold by Display Arts; or

            (ii) a beneficial interest in any contract or agreement to which Display Arts is a party or by which Display Arts may be bound.

      For purposes of this Section 3.24, there shall be disregarded any interest which arises solely from the ownership of less than a one (1) percent equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

      3.25 Copies of Certain Documents. The Display Arts Schedule contains true and complete copies of:

            (i) its currently effective Articles of Incorporation, certified by the Secretary of State of Tennessee;

            (ii) its currently effective Bylaws, certified by the Secretary of Display Arts; and

            (iii) all federal and other tax returns filed by Display Arts since its inception or for five (5) years, whichever period is shorter.

      3.26 Underlying Documents. All underlying documents listed or described in the Display Arts Schedule have heretofore been furnished to Colorsmart.com or shall be furnished to Colorsmart.com upon Colorsmart.com's request or within twenty days from the execution of this Agreement. All such documents furnished to Colorsmart.com are true and correct copies, and there are no amendments or modifications thereto, except as expressly noted in the Display Arts Schedule.

      3.27 Disclosure. Neither this Agreement, the Display Arts Schedule, nor any other written statement or certificate furnished by Display Arts or the Shareholders to Colorsmart.com in connection with the transactions contemplated hereby, when taken together, contain any untrue statement of a material fact or omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

      3.28 Effect of Agreement. The execution, delivery and performance by the Shareholders of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority or any provision of the Articles of Incorporation or Bylaws of either, or any agreement or instrument to which the Shareholders are a party or by which they are bound or to which they are subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of the Shareholders to permit the consummation of the transactions contemplated by this Agreement, which consents will not have been received before the Closing Date.

      3.29 Indemnification of Colorsmart.com. The Shareholders, agree, jointly and severally, to indemnify, defend and hold Colorsmart.com harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which Colorsmart.com or any member of the Colorsmart.com Group may at any time sustain or incur by reason of:

            (i) any inaccuracy or breach of any of the representations, warranties or covenants of the Shareholders contained herein or in any certificate delivered pursuant hereto; or

            (ii) any claim or claims arising out of the failure of the Shareholders to discharge any of their obligations pursuant to this Agreement.

      In any action in respect of which indemnity may be sought hereunder by a party hereto shall be brought against such party, the other party shall be entitled to participate in the defense thereof at its own expense and to settle any such action on such terms as it shall see fit so long as the party entitled to indemnification hereunder shall be released from any liability by reason of such settlement. In such event, the party required to provide indemnification shall receive full cooperation and access to all relevant and nonprivileged records. The indemnification provisions of this section shall not be deemed exclusive and shall not prejudice any other rights or remedies, at law or in equity, of any party under this Agreement with respect to any matter relating to the terms, provisions, covenants or conditions of this Agreement or any transaction contemplated hereby. The obligation of the Shareholders under this section or any other provision of this Agreement under any covenant, warranty, representation or indemnity (the "Indemnity Obligations") are limited to the following extent: (a) With the exception of the following item (b), the Indemnity Obligations shall terminate and expire two (2) years after Closing;
(b) All obligations arising from the Shareholders' representations and warranties hereunder shall continue until the expiration of the statute of limitations applicable to any underlying liability or claim by a third party against Colorsmart.com; (c) the Shareholders shall have no liability to Colorsmart.com under this Agreement unless Colorsmart.com's damages in the aggregate exceed twenty five thousand dollars ($25,000) and then the Shareholders shall be liable only for the excess thereof and (d) the Shareholders' liability under this Indemnity shall in no event exceed the Purchase Price.

      3.30 Short Period Financial Statements. Attached to the Display Arts Schedule are true and correct copies of Display Arts' income statement and its balance sheet for its three months ended March 31, 1997 and its income statement and balance sheet for its three months ended March 31, 1998. Such statements are referred to collectively as the "Display Arts Short Period Statements." Such statements are unaudited and Shareholders make no representations or warranties with respect thereto other than to represent and warrant that such statements were prepared based on Display Arts books and records.

                                   ARTICLE IV
                            Shareholders' Guaranties

      The parties acknowledge that the Shareholders of Display Arts are personally liable for certain obligations of Display Arts as disclosed on the Display Arts Schedule. Colorsmart.com covenants that, with the exception of the Display Arts Closing Debts which shall be paid by the Shareholders immediately after the Closing from the Shareholders' Closing Account (as provided under Article II hereof), after the Closing Colorsmart.com shall cause Display Arts to pay all of such debts and obligations in a timely manner, and Colorsmart.com shall hold the Shareholders and directors of Display Arts harmless and indemnify them from and against any damages, costs and expenses, including reasonable attorneys' fees, with respect to such debts and obligations.

                                    ARTICLE V
                Representations And Warranties of Colorsmart.com

      Colorsmart.com represents and warrants to the Shareholders that:

      5.01 Organization. Colorsmart.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority to carry on its business as now being conducted.

      5.02 Validity of Agreement. Colorsmart.com has full corporate power and authority to execute and deliver this Agreement. This Agreement constitutes the valid and binding obligation of Colorsmart.com, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity. The execution and delivery of this Agreement by Colorsmart.com, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and such execution and delivery do not require the consent, approval or authorization of any person, public authority or other entity.

      5.03 Effect of Agreement. The execution, delivery and performance by Colorsmart.com of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority or any provision of the Articles of Incorporation or Bylaws of Colorsmart.com, or any agreement or instrument to which Colorsmart.com is a party or by which it is bound or to which it is subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Colorsmart.com to permit the consummation of the transactions contemplated by this Agreement, which consent will not have been received before the Closing Date.

      5.04 Indemnification of the Shareholders. Colorsmart.com agrees to indemnify, defend and hold the Shareholders harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which they may at any time sustain or incur by reason of (i) any claim or claims whether or not presently known to the Colorsmart.com Group, which arise in connection with the operation of the business of Colorsmart.com, where the event which gives rise to such claim occurred prior to the date of this Agreement, or (ii) any claim or claims arising out of the failure of Colorsmart.com to discharge any of its obligations pursuant to this Agreement. In any action in respect of which indemnity may be sought hereunder by a party hereto shall be brought against such party, the other party shall be entitled to participate in the defense thereof at its own expense and to settle any such action on such terms as it shall see fit so long as the party entitled to indemnification hereunder shall be released from any liability by reason of such settlement. In such event, the party required to provide indemnification shall receive full cooperation and access to all relevant and nonprivileged records. The indemnification provisions of this Section shall not be deemed exclusive and shall not prejudice any other rights or remedies, at law or in equity, of any party under this Agreement with respect to any matter relating to the terms, provisions, covenants or conditions of this Agreement or any transaction contemplated hereby. The obligation of Colorsmart.com under this section or any other provision of this Agreement under any covenant, warranty, representation or indemnity (the "Indemnity Obligations") are limited to the following extent: (a) With the exception of the following item (b), the Indemnity Obligations shall terminate and expire two (2) years after Closing; (b) All obligations arising from Colorsmart.com's representations and warranties hereunder in addition to its commitments to cause Display Arts to pay all of the Display Arts debts and obligations for which the Shareholders and directors of Display Arts are personally liable and the hold such persons harmless with respect thereto shall continue until the expiration of the statute of limitations applicable to any underlying liability or claim by a third party against the Shareholders and directors of Display Arts; and (c) Colorsmart.com shall have no liability to the Shareholders under this Agreement unless damages in the aggregate exceed twenty five thousand dollars ($25,000) and then Colorsmart.com shall be liable only for the excess thereof.

                                   ARTICLE VI
                     Access to Information; Confidentiality

      6.01 Access.

            (a) Prior to the Closing Date, the Shareholders shall cause Display Arts to afford representatives of Colorsmart.com, including auditors from the CPA Firm, reasonable access to the officers and personnel of Display Arts and to such of its financial, contractual and other records as shall be reasonably necessary for Colorsmart.com's investigation of Display Arts and its business and operations including the audit of Display Arts books and records by the CPA Firm.

            (b) Prior to the Closing Date, Colorsmart.com shall afford representatives of Display Arts reasonable access to the officers and personnel of Colorsmart.com and to such of their financial, contractual and other records as shall be reasonably necessary for Display Arts's investigation of Colorsmart.com and its business and operations.

            (c) Colorsmart.com shall make available to the Shareholders the opportunity to ask questions of and receive answers from appropriate officers or representatives of Colorsmart.com concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which Colorsmart.com possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to the Shareholders hereunder.

            (d) The Shareholders shall cooperate with all reasonable requests by Colorsmart.com in providing Colorsmart.com information pertaining to Display Arts necessary to assist Colorsmart.com with the IPO.

      6.02 Confidentiality.

            (a) Prior to the Closing and except as may be required by the IPO, Colorsmart.com shall not disclose to any person any information concerning Display Arts not previously disclosed to the public or in the public domain including, without limitation, financial data, customer data, operational data and tax information (collectively, the "Confidential Information") which is contained herein or in the Display Arts Schedule, or which shall have been furnished to or obtained by Colorsmart.com as provided in Section 6.01(a) or to the CPA Firm or otherwise furnished to Colorsmart.com. in connection with the negotiation of this Agreement, other than Colorsmart.com's employees, legal counsel, financial advisers, or accountants in confidence, or used for any purpose other than as contemplated herein. In the event that the purchase and sale of the Display Arts Stock shall not be consummated, Colorsmart.com shall promptly return to Display Arts all such information in its possession or in the possession of the CPA Firm which is in written form or on computer disk, and Colorsmart.com shall delete all of the Confidential Information from its computer hard drives and request that the CPA Firm do likewise, and from and after the Termination Date Colorsmart.com shall refrain from disclosing any such confidential information to any party verbally or by any other means.

            (b) No information concerning Colorsmart.com not previously disclosed to the public or in the public domain which is contained herein or which shall have been furnished to or obtained by Display Arts or any shareholder as provided in Section 6.01(b) or 6.01(c), shall be disclosed by them to any person other than their respective employees, legal counsel, financial advisors, or accountants in confidence, or used for any purpose other than as contemplated herein. In the event that the purchase and sale of the Display Arts Stock shall not be consummated, each such person shall return to Colorsmart.com all such information in their possession which is in written form.

                                   ARTICLE VII
                          Covenants of The Shareholders

      The Shareholders hereby jointly and severally covenant:

      7.01 Conduct of Business. From and after the execution and delivery of this Agreement and until the Closing Date or the termination of this Agreement, whichever shall first occur, the Shareholders shall cause the following:

            (i) Display Arts shall not engage in any activities or transactions which shall be outside the ordinary course of its business without the prior written consent of Colorsmart.com which consent shall not be unreasonably withheld;

            (ii) such persons will use their best efforts to preserve the existing licenses, franchises, rights and privileges pertinent to the business and operations of Display Arts; and

            (iii) such persons will use their best efforts to preserve intact the business organization of Display Arts and to preserve its goodwill and relationships with its suppliers, customers, employees and others with whom it deals.

      7.02 Notice of Certain Adverse Changes, Defaults or Claims. The Shareholders shall give prompt notice to Colorsmart.com of any material adverse change to the properties or business of Display Arts, or any notice of default received by it, subsequent to the date of this Agreement and prior to the Closing Date, under any instrument or agreement to which Display Arts is a party or by which any of its property is bound, or of the assertion of any claim which, if upheld, would render inaccurate any representation contained herein.

      7.03 Actions Requiring Consent. Between the date hereof and the Closing Date or, the Termination Date, whichever shall first occur, the Shareholders shall not cause or permit Display Arts, without the prior written consent of Colorsmart.com, which consent shall not unreasonably be withheld, to take any action of the type described in clauses (e) through (n) of Section 3.08 hereof.

      7.04 Implementation of Representations and Warranties. Such persons shall use all reasonable efforts to render accurate as of the Closing Date their representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

      7.05 Communications. Between the date hereof and the Closing Date, such persons shall furnish no communication to the public with respect to the transactions contemplated by this Agreement without the prior approval of Colorsmart.com as to the content thereof, which approval shall not unreasonably be withheld by Colorsmart.com.

      7.06 Other Negotiations. Between the date hereof and the Closing Date or the Termination Date, whichever shall first occur, such persons will disclose to Colorsmart.com all bona fide inquiries from other persons, firms or corporations concerning the possible acquisition of Display Arts (by consolidation, merger, sale or exchange of assets, sale of stock or otherwise) or equity securities of Display Arts; and the Shareholders shall not solicit nor permit an acquisition of Display Arts by another person, firm or corporation, whether by consolidation, merger or purchase or sale of business or assets or by the sale or exchange of stock, nor will the Shareholders solicit the sale of any of Display Arts' capital stock or other equity securities to any other person, firm or corporation. Nothing contained in this Section shall be construed as limiting the rights of the Board of Directors of Display Arts to discharge their fiduciary responsibilities in response to unsolicited offers from third parties.

      7.07 Cooperation. The Shareholders shall cooperate, and will use their best efforts to have the other present officers, directors and employees of Display Arts cooperate, with Colorsmart.com, at its request, on and after the Closing Date and without further consideration, in endeavoring to effect the collection of accounts or notes receivable owing to Display Arts at the Closing Date, and, at Colorsmart.com's expense, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes relating to adjustment of federal income or any other taxes of Display Arts for all periods prior to the Closing Date and in connection with any other actions, proceedings, arrangements or disputes whatsoever involving Display Arts and based upon contracts, arrangements or acts which were in effect or occurred on or prior to the Closing Date,

      7.08 Facilitation of the Colorsmart.com Public Offering. The Shareholders shall use their best efforts to cooperate, and will use their best efforts to have the other present officers, directors, agents, employees, attorneys, and accountants of Display Arts to cooperate with Colorsmart.com, in providing in a timely manner any and all information concerning Display Arts to Colorsmart.com and the CPA Firm in the process of Colorsmart.com's initial public offering of its common stock, being undertaken by Colorsmart.com pursuant to the Securities Act of 1933, as amended ("Public Offering"). Such cooperation shall include, but not be limited to:

            (i) permitting the CPA Firm to perform a certified audit of Display Arts's financial statements and statements of operation for the two year period ended December 31, 1998 and for the preparation and review of any interim financial statements and statements of operations of Display Arts as required by Regulation S-132 promulgated under the Securities Act, if such certified audit shall be required in the Public Offering, and

            (ii) providing such additional information or documents which may be reasonably necessary for Colorsmart.com to conduct its Public Offering and to permit the effectiveness of the registration statement to be filed by Colorsmart.com with the United States Securities and Exchange Commission ("SEC").

The parties understand and agree that with the exception of providing information, the Shareholders shall have no obligation whatsoever in connection with the IPO including, without limitation, participating in the IPO or providing legal, accounting or other advice or assistance.

                                  ARTICLE VIII
                           Covenants of Colorsmart.com

      Colorsmart.com hereby covenants:

      8.01 Implementation of Representations and Warranties. Colorsmart.com shall use all reasonable efforts to render accurate as of the Closing Date its representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

      8.02 Communications. Between the date hereof and the Closing Date (except to the extent required by state or federal securities laws), Colorsmart.com shall furnish no communication to the public with respect to the transactions contemplated by this Agreement without the prior approval of Display Arts as to the content thereof, which approval shall not unreasonably be withheld by Display Arts.

      8.03 Registration of Colorsmart.com Common. Colorsmart.com will use its best efforts to file and maintain an effective registration statement with the SEC and applicable state securities commissions covering the registration on Form SB-2 and sale of its common stock in order to conduct the Public Offering as soon as practicable after the execution of this Agreement.

      8.04 SEC Documents. Colorsmart.com covenants that all documents prepared and filed with the SEC in connection with the IPO at the time such are filed or become effective, will not include an untrue statement of a material fact pertaining to Display Arts or omit to state a material fact pertaining to Display Arts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Colorsmart.com in reliance upon and in conformity with written information concerning Display Arts furnished to Colorsmart.com by the Shareholders in connection with this Agreement. Colorsmart.com covenants that it will deliver to the Shareholders' attorney, not later than fifteen (15) days after the same has been filed with the SEC, true and exact copies of all documents prepared by Colorsmart.com or its advisors and agents in connection with the IPO that name, refer to or discuss in any manner Display Arts or this Agreement.

                                   ARTICLE IX
                             Securities Law Matters

      The Display Arts Stock to be transferred by the Shareholders to Colorsmart.com pursuant to this Agreement shall not be registered under the Securities Act, in reliance upon exemptions from such registration contained in the Securities Act including Section (4)(1) and/or Section 4(2) of the Act.

                                    ARTICLE X
                  Conditions to Obligations of the Shareholders

      The obligations of the Shareholders under this Agreement are, at the option of the Shareholders, subject to the satisfaction at or prior to the Closing of the following conditions in addition to other applicable provisions hereof:

      10.01 Accuracy of Representations and Warranties. All of the representations and warranties made by Colorsmart.com in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement, and Colorsmart.com shall have delivered to the Shareholders a certificate to such effect dated the Closing Date and signed by its President and Chief Executive Officer.

      10.02 Fulfillment of Covenants. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Colorsmart.com at or before the Closing Date shall have been duly complied with and performed, and Colorsmart.com shall have delivered to the Shareholders a certificate to such effect dated as of the Closing Date and signed by its President and Chief Executive Officer.

      10.03 Approval of Sale. All authorizations, consents and approvals of all federal, state and governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

      10.04 No Litigation. There shall be no litigation pending which has been brought for the purpose of enjoining any transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Display Arts or the Shareholders because of such transaction.

                                   ARTICLE XI
                   Conditions to Obligations of Colorsmart.com

      The obligations of Colorsmart.com under this Agreement are, at the option of Colorsmart.com, subject to the satisfaction at or prior to the Closing of the following conditions:

      11.01 Accuracy of Representations and Warranties. All of the representations and warranties made by the Shareholders in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement, and the Shareholders shall have delivered to Colorsmart.com a certificate to such effect dated the Closing date.

      11.02 Fulfillment of Covenants. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Shareholders at or before the Closing Date shall have been duly complied with and performed, and the Shareholders shall each have delivered to Colorsmart.com a certificate to such effect dated the Closing Date.

      11.03 Approval of Sale. All authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

      11.04 Consents Obtained. The Shareholders shall have delivered to Colorsmart.com the written consent or approval of each person or organization whose consent or approval shall be required in order to permit them to consummate the transactions contemplated hereby or in order to avoid any breach or termination of any agreement to which they are a party.

      11.05 No Litigation. There shall be no litigation pending which has been brought for the purpose of enjoining any transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon Colorsmart.com or any of its officers or directors because of such transaction.

      11.06 Accountant's Review. Colorsmart.com shall have received a letter from the CPA Firm to the effect that on the basis of their "acquisition review" of Display Arts, nothing has come to their attention which has caused them to believe that the accounts or balances to which they applied their procedures should be adjusted.

      11.07 Accounting Treatment. Colorsmart.com shall have received from its legal counsel a written analysis stating that the business combination resulting from the consummation of the transactions contemplated by this Agreement may be accounted for on a pooling of interests basis in accordance with generally accepted accounting principles and in accordance with all rules, regulations and policies of the SEC.

      11.08 Colorsmart.com Review. There shall not have come to the attention of Colorsmart.com, as a result of any investigation performed pursuant to Section
6.01 hereof, any information, not previously disclosed to Colorsmart.com, which is likely to materially and adversely affect the business, property or operations of Display Arts following the Closing Date.

      11.09 Resignation of Directors. All persons serving as directors of Display Arts shall have tendered their resignations to be effective as of the Closing Date.

      11.10 Sale of Display Arts Stock. Not less than one hundred percent (100%) of the shares of Display Arts Stock outstanding as of the Closing Date shall have been tendered by the Shareholders for purchase by Colorsmart.com hereunder.

      11.11 Conversion of Shareholders' Loans to Capital. Prior to the Closing, the Shareholders' Loans on the books of Display Arts shall be converted to capital and at the time of the Closing, there shall be no loans owed by Display Arts to any of the Shareholders.

      11.12 Employment Agreements/Covenants Not to Compete. Prior to the Closing, employment agreement satisfactory to the parties shall be entered into by and among Colorsmart.com, Donovan J. McNamee, Sr. and Donovan J. McNamee, Jr., which agreements shall include satisfactory covenants not to compete with the business of Colorsmart.com after the date of the Closing.

                                   ARTICLE XII
              Survival of Representations Warranties and Covenants

      The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing hereunder.

                                  ARTICLE XIII
                               Payment of Expenses

      13.01 Expenses. Expenses of Negotiation and Consummation of Agreement. Except as otherwise herein provided to the contrary, the parties shall each pay their respective legal and accounting fees and other out-of-pocket expenses incurred incident to the preparation and carrying out of this Agreement and the transactions herein contemplated, whether or not such transactions are consummated. As provided under Section 2.30B, Colorsmart.com shall pay the fee of the CPA Firm which it will retain to audit the books and records of Display Arts. Prior to the Closing, Display Arts may pay the legal, accounting and other profession fees incurred by the Shareholders in the negotiation and consummation of this Agreement but not to exceed twenty thousand dollars ($20,000).

      13.02 Brokers. Each of the parties represents that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any such transaction. Each party agrees to indemnify and hold the other parties harmless against any loss, liability, damage, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

                                   ARTICLE XIV
                               General Provisions

      14.01 Notices. Any notice, request, instruction or other document to be given hereunder by a party to any other party shall be in writing and effective when delivered personally or sent by certified mail with return receipt requested, postage prepaid, as follows:

      To Colorsmart.com:
            Colorsmart.com, Inc.
            537 Myatt Drive
            Madison, TN 37115
            Attn: Mr. Roger D. Finchum, Sr.
            President

            With a Copy to:

            Gregory Bartko, Esq.
            Law Office of Gregory Bartko
            3475 Lenox Road, Suite 400
            Atlanta, GA 30326

      To the Shareholders:

            Mrs. Pamela M. McNamee
            Mr. Donovan J. McNamee, Jr.
            3405 Anderson Road, No. 14
            Antioch, TN 37013

            With a Copy to:

            D. Jefferson Herring, Esq.
            144 Second Avenue North, Suite 200
            Nashville, TN 37201

or to such other addresses or other persons as may be designated in writing by any of the parties, by notice given as aforesaid. Any such notice shall be effective when received by the party to whom notice is given.

      14.02 Headings. The headings of the several sections of this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

      14.03 Counterparts. This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

      14.04 Assignment. None of the parties may assign or transfer any rights or obligations under this Agreement.

      14.05 Waiver. Any party hereto may, by written notice to the others:

            (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others,

            (ii) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement;

            (iii) waive compliance with any of the covenants of the others contained in this Agreement; or

            (iv) waive or modify performance of any of the obligations of the others.

      No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

      14.06 Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party sought to be bound.

      14.07 Good Faith. Each of the parties hereto agree that it or they shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations hereunder to be satisfied.

      14.08 Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Tennessee.

      14.09 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions of the Agreement shall remain in full force and effect.

      14. 10 Expenses and Attorneys' fees. If either party to this Agreement breaches any of its duties or obligations hereunder (the "party at fault") in addition to any damages that the other party hereto may recover from the party at fault, the party at fault shall pay all of the other party's costs and expenses of enforcing the provisions of this Agreement including its reasonable attorneys' fees.

      14.11 Mediation of Disputes. In the event a dispute between the parties shall arise after the Closing in connection with this Agreement, the parties agree to submit the matter to mediation under the auspices of the American Arbitration Association, such mediation to be conducted in Nashville, Tennessee, with the parties sharing the mediation costs equally but paying their respective legal, accounting and other advisor fees in connection therewith. In the event such mediation fails to resolve the dispute, the parties shall be free to pursuant all available remedies under this law and this Agreement.

      WITNESS the due execution of date first set forth above. this Agreement by the parties hereto as of the

                                    Colorsmart.com, Inc.

/s/ [ILLEGIBLE]                     By: /s/ Roger D. Finchum, Sr.
------------------------                ------------------------
                                        Roger D. Finchum, Sr.
                                        Chairman of the Board and
                                        Chief Executive Officer


                                    Shareholders:

/s/ [ILLEGIBLE]                     /s/ Donovan J. McNamee, Jr.
------------------------            ----------------------------
                                    Donovan J. McNamee, Jr.


/s/ [ILLEGIBLE]                     /s/ Pamela M. McNamee
------------------------            ----------------------------
                                    Pamela M. McNamee

                            STOCK PURCHASE AGREEMENT

                              DISPLAY ARTS SCHEDULE

This schedule is intended to disclose all information required to be disclosed by the Shareholders under the Stock Purchase Agreement between Colorsmart.com, Inc. and the shareholders of Display Arts Inc., Donovan J. McNamee, Jr. and Pamela M. McNamee (the "Agreement"). The parties acknowledge that disclosure of identical information is called for under various sections of the Agreement. The parties agree that full disclosure by Display Arts of any necessary or required information in this schedule shall be deemed to be full disclosure notwithstanding the fact that such disclosure herein may not be referenced to each and every section of the Agreement that requires the disclosure of such information.

Section 2.02(B) - Listing of Display Arts Closing Debts (see Section 3.08B and
3.15 below for additional information).

--------------------------------------------------------------------------------
Financial Institution/Lessor                     Identity of Lease or Bank Loan
----------------------------                     ------------------------------
--------------------------------------------------------------------------------
First American National Bank                     Original loan in amount of
                                                                   $200,000
--------------------------------------------------------------------------------
First American National Bank                     Original loan in amount of
                                                                    $32,150
--------------------------------------------------------------------------------
Capital Innovations                              Xerox 8954-3T #132956001
--------------------------------------------------------------------------------
Capital Innovations                              Nova Jet Pro 50 #132956002
--------------------------------------------------------------------------------
Aloha Leasing (Lessor now in                     Computer/ Plotter
bankruptcy and current payments
are made to trustee)
--------------------------------------------------------------------------------
BankOne                                          Toyota 4Runner
--------------------------------------------------------------------------------
Dolphin                                          Computers
--------------------------------------------------------------------------------
Dolphin                                          Computers
--------------------------------------------------------------------------------

Section 2.03D -

A. Property to be Distributed from Corporation: The following is a list of Display Arts' property that the shareholders will cause to be distributed to them prior to the Closing subject to securing a waiver from the secured party:

      (1)   1991 Dodge Dynasty Automobile
      (2)   Kitchen Equipment (teacake kitchen)

B. Shareholders' Personal Property: The below listed items are personal property belonging to the Shareholders and, therefore, do not constitute assets of the Corporation. Such items shall be removed from the Display Arts premises promptly following the closing.

      (1)   Refrigerator
      (2)   Freezer
      (3)   Two red chairs and table
      (4)   Personal items in top storage
      (5)   Tools and small workbench
      (6)   Shop-vac (Sears)
      (7)   Large brown wooden desk in front office
      (8)   Glass patio table in kitchen
      (9)   Four chairs
      (10)  Two wooden file cabinets in middle room
      (11)  Roaster

Section 3.07 - Financial Statements: See Attached Display Arts Financial Statements.

Section 3.08 - Events Since Date of Display Arts Balance Sheet:

A. Termination of William G. Watters. On April 29, 1999, William G. Watters, who was the manager of the Memphis, Tennessee, operation for Display Arts, was terminated as an employee of Display Arts. This termination may have an impact on Display Arts' business operations in Memphis due to Mr. Watters' relationship with customers of Display Arts. Mr. Watters is working for another firm in Memphis that competes with Display Arts. Since his departure from Display Arts, Mr. Watters has contacted a number of Display Arts' customers for the apparent purpose of persuading them to do business with Mr. Watters' new employer. Mr. Watters is co-lessee with Display Arts under the lease for the Toyota 4Runner vehicle referenced hereinafter under Section 3.05, Leased Equipment. Display Arts is presently the only party using such vehicle and is paying the total monthly rental payment. Mr. Watters has indicated that he has no desire to share the vehicle with Display Arts and therefore, will not pay any of the future monthly rental payments. Mr. Watters has made some nonspecific monetary claims against Display Arts with respect to such vehicle lease. When the vehicle was leased, Mr. Watters paid the initial deposit of $3,520.77. Mr. Watters has also alleged that Display Arts has not turned over to him all of his personal property that he left on the premises in Memphis when his employment was terminated.

B. Loans, Lines of Credit and Liens:

--------------------------------------------------------------------------------
               Original                                            Corporate
Financial      Amount of    Periodic                 Balance at    Assets as
Institution    Loan         Payments     When Paid   06/01/99      Security?
-----------    ----         --------     ---------   --------      ---------
--------------------------------------------------------------------------------
First          $32,150      $1,032.27    monthly     $32,150       Yes, a lien
American                                                           on assets
National                                                           secures this
Bank                                                               debt
--------------------------------------------------------------------------------
First          $200,000     $3,498.00    monthly     $147,250      Yes, a lien
American                                                           on assets
National                                                           secures this
Bank                                                               debt
--------------------------------------------------------------------------------

Other Liens:

      (1) Alleged Lien on personal property under Lease for Knoxville location for rent and Display Arts' other obligations.

Section 3.12 - Employee Information as of 6/1/99:

------------------------------------------------------------------------------------------------------------------------
                                                                                                             Increase
                                                     Annual                                               (Decrease) in
                                                  Salary Unless                        Bonus and               Base
                          Status/Job                 Stated           Where         Other Incentive        Compensation
     Name                 Designation              Otherwise        Employed          Arrangements        Since 12/31/98
     ----                 -----------              ---------        --------          ------------        --------------
------------------------------------------------------------------------------------------------------------------------
Baker, Gregory T.         Employee/               $30,347.00        Nashville       see footnote          4,267.00
                          Purchasing,
                          Costing,
                          Production
                          Scheduling, &
                          Administration
------------------------------------------------------------------------------------------------------------------------
Broadus, James W.         Part-time               $20,384.00        Nashville       see footnote          none
                          Employee/
                          Customer
                          Service Rep.
------------------------------------------------------------------------------------------------------------------------
Crafton, John W.          Employee/               $25,480.00        Knoxville       +commission &         none
                          Responsible for                                           quarterly bonus
                          Knoxville's sales                                         of $600 in
                          activity including                                        1999: see
                          outside sales                                             footnote below
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                                             Increase
                                                     Annual                                               (Decrease) in
                                                  Salary Unless                        Bonus and               Base
                          Status/Job                 Stated           Where         Other Incentive        Compensation
     Name                 Designation              Otherwise        Employed          Arrangements        Since 12/31/98
     ----                 -----------              ---------        --------          ------------        --------------
------------------------------------------------------------------------------------------------------------------------
Curtsinger, Steven        Employee/               $26,000.00        Nashville       +600 quarterly        none
                          Shipping and logistic                                     bonus : eligible
                          coordinator                                               for commission
                                                                                    see footnote
------------------------------------------------------------------------------------------------------------------------
Hanley, Travis            Employee/               $32,000.00        Nashville       +1,000 bonus          none
                          Head                                                      quarterly:
                          Designer                                                  see footnote
                                                                                    below
------------------------------------------------------------------------------------------------------------------------
Litwin, David W.          Employee/               $41,600.00        Nashville       eligible for          none
                          Art Director                                              commission
------------------------------------------------------------------------------------------------------------------------
McNamee, Pamela M.        Director/               $18,200.00        Nashville       see footnote          none
                          President/
                          Employee/
                          Involved with
                          overall company
                          activities and
                          miscellaneous
                          duties
------------------------------------------------------------------------------------------------------------------------
McNamee, Donovan J. Jr.   Director/ Vice          $32,760.00        Nashville       +Nimlok bonus        2,600.00
                          President/                                                see footnote
                          Employee/                                                 below
                          In charge of
                          overall company
                          sales and
                          marketing
------------------------------------------------------------------------------------------------------------------------
McNamee, Kelly M.         Director/               part time         Nashville       see footnote         none
                          Secretary-              $12.50 per
                          Treasurer               hour
                          Employee/
                          Performs company
                          accounting
                          including
                          accounts payable
------------------------------------------------------------------------------------------------------------------------
McNamee, Donovan J., Sr.  CEO/                    none              none            none                 none
                          Consultant
                          (see section 2
                          under general
                          disclosure below)
------------------------------------------------------------------------------------------------------------------------
Mikus, David A.           Employee/               $26,000.00        Nashville       see footnote         1,040.00
                          Graphic                                                   below
                          Production
                          Department
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                                             Increase
                                                     Annual                                               (Decrease) in
                                                  Salary Unless                        Bonus and               Base
                          Status/Job                 Stated           Where         Other Incentive        Compensation
     Name                 Designation              Otherwise        Employed          Arrangements        Since 12/31/98
     ----                 -----------              ---------        --------          ------------        --------------
------------------------------------------------------------------------------------------------------------------------
New, Heather J.           Part-time Employee/     $10 per hour      Memphis         none                    none
                          General office work
                          and shipping
                          programs
------------------------------------------------------------------------------------------------------------------------
Pospichal, Timothy        Employee/               $28,080.00        Nashville       +500 bonus              3,120.00
                          Customer Service                                          1/1/99 see
                          Manager                                                   footnote below
------------------------------------------------------------------------------------------------------------------------
Schmelhaus, Donald P.     Employee/               $28,002.00        Knoxville       +1,000 bonus            1,014.00
                          Knoxville                                                 4/99, $250
                          Office                                                    moving allowance
                          Manager                                                   4/99: see
                                                                                    footnote below
------------------------------------------------------------------------------------------------------------------------
Stephens, Joel            Employee/               $22,880.00        Knoxville       +500 bonus              none
                          Salesman                                                  7/99 &
                          including                                                 commission:
                          outside sales,                                            see footnote
                          model making and                                          below
                          large exhibit design
------------------------------------------------------------------------------------------------------------------------
Witt, Yvonne              Employee/               $22,360.00        Nashville       see footnote below      none
                          Graphic Production
                          Department
                          including
                          Graphic
                          Production
                          Finishing
------------------------------------------------------------------------------------------------------------------------
Woodward, C. Ryan         Employee/               $26,000.00        Memphis         $500 moving allowance   1,040.00
                          Graphic                                                   5/99, see footnote
                          Coordinator &                                             below
                          Responsible
                          for Sofamore
                          Fulfillment
                          Program
------------------------------------------------------------------------------------------------------------------------

footnote
----------

The above noted employees are eligible for company bonus and profit sharing based on their performance, the company's performance, and at the discretion of the board of directors.

Section 3.14 and other applicable sections: Lawsuits, Claims, Disputes, etc. with Vendors, Customers and others:

      1. Nashville - Ace International, Inc.: Dispute over Scanner Maintenance Agreement. Ace contends that Display Arts is liable to pay fee for another year of maintenance. Amount at issue is $2,200.

      2. Memphis - Beverly Taylor D/B/A Grand Central Shuttle Service vs. Display Arts, Inc. She has sued for $25,000 alleging breach of contract and other grounds related to Display Arts alleged failure to complete a small job for her firm. On June 8, 1999, this lawsuit was dismissed by the General Sessions Court of Shelby County, Tennessee.

      3. Nashville - Workman's Compensation Lawsuit filed by employee, Danny Bowerman, for $1 million resulting from employment-related accident. This lawsuit is being defended by workman's compensation insurance defense attorneys.

      4. Nashville - Dispute with EarthLink and American Express for $3,500. Display Arts contests billing and is presently attempting to resolve this dispute.

      5. Nashville - Account receivable collection dispute with Shaw Company and Cutting Edge Corporation in the amounts of $16,000 and $12,557, respectively. Lawsuits have been filed for each account with Franklin Collection Agency managing the collection activity. The amount sought in each lawsuit is the delinquent account receivable plus all costs of collection including attorney's fees.

      6. Memphis - Potential workman's compensation case with new employee who was allegedly injured trying to unload a truck.

Section 3.15 and other applicable sections - Material Contracts:

A. LEASED EQUIPMENT

--------------------------------------------------------------------------------
Identity of        Lessor         Amount of       When such      Balance Owed on
Equipment         Company       Lease Payment    Payment made    Lease at 6/1/99
---------         -------       -------------    ------------    ---------------
--------------------------------------------------------------------------------
Xerox 8954-     Capital           2,548.50         monthly          $22,498.99
3T              Innovations
#132956001
--------------------------------------------------------------------------------
Nova Jet        Capital           1,564.06         monthly           13,808.54
Pro 50          Innovations
#132956002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Identity of        Lessor         Amount of       When such      Balance Owed on
Equipment         Company       Lease Payment    Payment made    Lease at 6/1/99
---------         -------       -------------    ------------    ---------------
--------------------------------------------------------------------------------
Computer/       Aloha               808.01         monthly         8,888.11
Plotter         Leasing
                (Lessor
                now in
                bankruptcy
                and current
                payments are
                made to
                trustee)
--------------------------------------------------------------------------------
Toyota          BankOne             351.87         monthly        6,332.02
4Runner                                                          + payoff amount
                                                                  on termination
                                                                  of lease based
                                                                      on mileage
--------------------------------------------------------------------------------
Computers       Dolphin             165.26         monthly         5,618.84
--------------------------------------------------------------------------------
Computers       Dolphin             290.42         monthly         9,103.02
--------------------------------------------------------------------------------

B. LEASED PREMISES

-----------------------------------------------------------------------------------------------
Location of          Lessor               Amount of            When Such            Duration
Property            Company            Lease Payment        Payment is Made         of Lease
--------            -------            -------------        ---------------         --------
-----------------------------------------------------------------------------------------------
1207 Faydur Ct.    Enos Reed                    7,371.29    1st of month            5 years
Nashville, TN                     (this is total monthly                            beginning
(See Footnote                     payment, 1/2 of which                             11/1/98
below)                            is paid by co-lessee -
                                  see footnote below)
-----------------------------------------------------------------------------------------------
30 South Main      Hertz                        2,625.00    by 10th of month        5 1/2 years
Memphis, TN                                                                         beginning
                                                                                    10/1/96
-----------------------------------------------------------------------------------------------
16 Emory Place     R. G. Guay                   1,850.00    1st of month            5 years
Knoxville, TN      Revocable                                                        beginning
                   Trust                                                            1/1/99
-----------------------------------------------------------------------------------------------
1425 Elm Hill     RDR Ltd.                      3,740.67    1st of month            5 years
Pike              Pt.                                                               beginning
Nashville, TN                                                                       4/1/98
-----------------------------------------------------------------------------------------------

Footnote
----------

The Faydur Court Lease resulted from a failed merger and the premises contains excess space that Display Arts is presently trying to sublease. The owner of the company that Display Arts planned to merge with, Steve Kress, is equally liable on this lease and to date has been paying one-half of the monthly lease payments. The tenants under this lease are Donovan J. McNamee, Jr. and Steve Kress. Display Arts has assumed all of Donovan J. McNamee, Jr.'s obligations under such lease. Subject to landlord's approval, prior to the Closing Donovan
J. McNamee, Jr. will have his interest in the lease assigned to Display Arts.

C. Group Health Insurance:

Health and dental coverage for all employees under Employers Health Insurance Company of Madison Wisconsin.

D. Miscellaneous Agreements:

--------------------------------------------------------------------------------
Vendor                    Equipment/Service               Fee
------                    -----------------               ---
--------------------------------------------------------------------------------
Cox Corporation           Furnace and Air                 $2,940.00/annual
                          Conditioning Maintenance
--------------------------------------------------------------------------------
Pitney Bowes              Postage machine rental          $1,247.04/annual
--------------------------------------------------------------------------------
Danka                     Photocopy machine               varies based on usage
                          maintenance
--------------------------------------------------------------------------------
Xerox Colorgrafx          Electrostatic machine           $1,180.00/monthly
Systems, Inc.
--------------------------------------------------------------------------------
Forklift Company (this    Forklift purchase               $500/monthly balance
also represents a loan)                                   at 6/1/99 = $2,500
--------------------------------------------------------------------------------
ADT (Knoxville)           Security                        $31.00/monthly
--------------------------------------------------------------------------------
BellSouth Advertising     Advertising                     $1,236.00/monthly
Nashville
--------------------------------------------------------------------------------
BellSouth Advertising     Advertising                     $1,548.00/monthly
Memphis
--------------------------------------------------------------------------------
BellSouth Advertising     Advertising                     $1,054.00/monthly
Knoxville
--------------------------------------------------------------------------------
C4 Imaging                Maintenance Contract            $300/monthly
--------------------------------------------------------------------------------
Sunshine Pages            Advertisement for               $4,400/annual - 1998
Advertisement             1998 and 1999                   $2,500/annual - 1999
--------------------------------------------------------------------------------
Nimlok Company            Exclusive Distributor           per agreement
                          Agreement
--------------------------------------------------------------------------------
BFI Waste Systems         Trash Removal                   as per agreement
--------------------------------------------------------------------------------
Nextel Nexlink            Telephone System Cell           as per agreement
Contracts                 Telephone Systems
--------------------------------------------------------------------------------

Section 3.16 - Leased Real Property: See 3.15 Above

Section 3.19 - Insurance:

--------------------------------------------------------------------------------
Name of Company                       Policy Number         Type of Coverage
---------------                       -------------         ----------------
--------------------------------------------------------------------------------
Southern Guaranty                     CCPP33028             Commercial General
Insurance Companies                                         Liability
--------------------------------------------------------------------------------
Southern Guaranty                     0CCPP33028            Automobile
Insurance Companies
--------------------------------------------------------------------------------
Southern Guaranty                     00WCA33028            Workers Compensation
Insurance Companies
--------------------------------------------------------------------------------

Section 3.20 - Bank Accounts:

--------------------------------------------------------------------------------
                                        Balance at      Persons with
Name of Bank         Type of Account    12/31/98        Signature Authority
------------         ---------------    --------        -------------------
--------------------------------------------------------------------------------
First Tennessee      checking           $17,860.29      Pamela M. McNamee
National Bank                                           Donovan J. McNamee, Jr.
--------------------------------------------------------------------------------
First American       Checking             7,164.58      William G. Watters and
National Bank        (Memphis)                          Donovan J. McNamee, Sr.
(Closed 4/23/99)
--------------------------------------------------------------------------------

Section 3.25 - Copies of Certain Documents: See attached information as follows:
Certified Charter, Bylaws and Income Tax Returns.

                              GENERAL DISCLOSURE:

The following items constitute supplemental information Statements to the Display Arts Financial and the Stock Purchase Agreement:

1. RECURRING MONTHLY EXPENSES AS OF 6/1/99:

First American National Bank Loan                                     $3,498.00

First American National Bank Loan                                      1,032.27

Cox Corporation - HVAC Maintenance                                       245.00

RDR Rent (Nashville)                                                   3,740.67

Faydur Court Lease (Nashville) - 1/4 monthly
rental w/utilities (est.)                                              4,000.00

Win. Len (Rent - Memphis)                                              2,625.00

Ray Guay (Rent - Knoxville)                                            1,850.00

U.S. Pest Control                                                         30.00

ADT Security Service (Knoxville) - contract                               31.00

Creative Alarm (Nashville)                                                29.00

Aloha Leasing                                                            808.01

Capital Innovations - lease                                            1,564.06

Capital Innovations - lease                                            2,548.50

Pitney Bowes - postage meter                                             103.67

Dolphin Leasing (I-Macs)                                                 314.38

Dolphin Leasing (G3)                                                     165.23

Forklift Systems Payment                                                 500.00

Bell South Advertising (Nashville)                                     1,236.00

Bell South Advertising (Memphis)                                       1,548.00

Bell South Advertising (Knoxville)                                     1,054.00

Utilities - Nashville and Memphis (est.)                               2,000.00

Danka - Memphis (est.)                                                    75.00

BFI (Waste Removal)                                                       85.07

C4 Imaging                                                               300.00

Xerox Maintenance Contract                                             1,180.00

Office/Cell Phone Service - Nashville, Knoxville & Memphis (est.)      1,200.00

Medical/Dental Insurance (est.)                                        1,250.00

Payroll - (est.)                                                      43,000.00

Workers Comp. (annual - Nashville, Memphis & Knoxville)                1,485.00

Commercial Insurance Policies (Nashville, Memphis & Knoxville)         5,637.00

2. STATUS OF DONOVAN J. MCNAMEE, SR.

Donovan J. McNamee, Sr., is not a salaried employee of Display Arts but he occupies the position of Chief Executive Officer and since Display Arts' inception he has performed significant services for Display Arts.

3. Corporate Directors and Officers:

      Donovan J. McNamee, Sr.
      Director and Chief Executive Officer
      3405 Anderson Road, No. 14
      Antioch, TN 37013

      Pamela M. McNamee
      Director and President
      3405 Anderson Road, No. 14
      Antioch, TN 37013

      Donovan J. McNamee, Jr.
      Director and Vice-President
      431 Claircrest Drive
      Antioch, TN 37013

      Kelly M. McNamee
      Director and Secretary-Treasurer
      3453 Parkwood Court
      Hermitage, TN 37076

      Kimberly A. Delsignore
      Director
      115 Wyeth Way
      Hockessin, DE 19707

4. Display Arts Obligation for which Shareholders and Directors are liable:

      (a)   Nashville lease for Faydur Court
      (b)   Loans from First American National Bank to Display Arts

5. Loans From Shareholders and Related Parties to Display Arts (does not include accrued interest) - see financial statements